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                                                                 Exhibit 10.16

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement"), is made as of February 1, 1996 ("Effective Date"), by and between NATIONAL INSURANCE GROUP, a California corporation, for itself and its current and future subsidiaries ("Company"), and John R. Gaulding, an individual ("Consultant").

                                    RECITALS

A. Consultant desires to furnish to Company certain executive consulting services (the "Services").

B. Company desires that Consultant furnish the Services, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto agree as follows: 1. DESCRIPTION OF SERVICES. Consultant agrees to furnish the Services in accordance with the terms and conditions of this Agreement. Consultant shall report to Mel Croner of Company in connection with the performance of the Services, or such other person whom Mel Croner or the Board of Directors may specify.

2. SCHEDULE FOR PERFORMANCE OF THE SERVICES. The schedule for performing the Services shall be as mutually agreed between Consultant and Mel Croner.

3. PLACE OF PERFORMANCE. The Services shall be conducted at locations and in areas as may be mutually agreed upon in writing by Company and Consultant. Generally, the Services shall be conducted at the Company's offices.

4. EXPENSES. Consultant shall be responsible for Consultant's expenses in the performance of the Services, except that Company agrees to pay reasonable and necessary travel and lodging expenses which are reasonably incurred in the performance of the Services.

5.       PRICE AND PAYMENT FOR SERVICES.

         5.1 Company shall pay Consultant the rate of $25,000 per month for the months of February and March, 1996, as full and complete payment for the Services.

         5.2 Consultant shall render monthly invoices to Company for Services requested by and performed by Consultant in the immediately preceding month. Invoices shall be paid by Company within thirty (30) days of receipt thereof from Consultant.

         5.3 If this Agreement is terminated prior to completion of performance of the Services, Company shall not be obligated to pay for any Services not performed prior to the termination of this Agreement.

6. WARRANTY. Consultant represents and warrants that the Services shall be performed in a skillful, diligent, expeditious, workmanlike and professional manner, with the usual thoroughness and competence of the executive consulting profession and in accordance with the best practices of such profession. Time is of the essence hereof.

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7.       CONFIDENTIAL INFORMATION OF COMPANY.

         7.1 During and subsequent to the Term, Consultant acknowledges, agrees, and covenants that any confidential or proprietary information belonging to Company, and any confidential or proprietary information belonging to a third party (collectively "Confidential Information") which is disclosed to Consultant or any of Consultant's directors, officers, partners, employees, agents, contract or temporary employees, computer or other consultants, other advisors or any other person or entity acting on behalf of Consultant (sometimes herein collectively referred to as "Consultant's Employees and Associates") constitute important, material and confidential trade secrets and proprietary products, properties and assets of Company or the Third Party which owns it and materially affect the successful conduct of Company's business and Company's goodwill, and the value of Company's tangible and intangible assets.

         7.2 Consultant expressly agrees that at all times, whether during or subsequent to the Term, Consultant will protect and will instruct and use every reasonable effort to cause Consultant's Employees and Associates to protect the confidentiality of the Confidential Information.

             7.2.1 Except as permitted in this Agreement or in writing by Company, (i) Consultant shall not disclose, divulge, communicate or otherwise make available Confidential Information to any of Consultant's Employees and Associates, except on a need to know basis and only in connection with the performance of Consultant's duties hereunder; and (ii) Consultant shall not and shall not allow any of Consultant's Employees and Associates to disclose, divulge, communicate or otherwise make available Confidential Information to any Third Party whatsoever.

             7.2.2 Consultant shall not personally, and shall not knowingly allow, any other person or entity to attempt to reverse engineer, decompile or otherwise attempt to derive source code of any Confidential Information. Any use or attempted use of Confidential Information in violation of the restrictions set forth in this section will cause irreparable harm to Company entitling Company to injunctive relief in addition to all legal remedies.

8. OWNERSHIP. Consultant shall disclose promptly and fully to the Company all products and works of the Services hereunder, including, without limitation, any drawings, specifications, explanations, inventions and/or improvements, relating to the Confidential Information and/or other property or assets of Company, arising out of or as a result of performance of Services (collectively "Works"). All Works shall be the sole property of Company, and for purposes of copyright, all Works shall be considered works made for hire for Company. Company shall have the sole right to obtain and to hold in its own name patents, copyrights, registrations and/or any other such legal protections as may be appropriate to the Works, and any extensions and/or renewals thereof. Consultant agrees to attach any necessary or desirable notices to the Works and to give the Company and/or any person or entity designated by the Company, all assistance reasonably required to protect any rights of the Company in such Works. All the documents, workpapers and other material created by Consultant during the performance of Services, including, without limitation the Materials, shall be the property of Company and shall be furnished to Company upon termination of this Agreement. Consultant may keep copies of such documents, workpapers and other material as he may desire, subject to the provisions of Section 7.

9.       INSURANCE TO BE FURNISHED.  [Intentionally Omitted.]

10.      TERM AND TERMINATION.

         10.1 Term. The term of this Agreement shall commence on the Effective Date and shall terminate on March 31, 1996 ("Term").

         10.2 Termination. Notwithstanding the foregoing, this Agreement may be terminated as follows:

              10.2.1 by mutual consent in writing at any time; or

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              10.2.2 by either party, upon a material breach of this Agreement by the other party, which continues for a period of fifteen (15) days from written notice thereof from the party not in breach; or

              10.2.3 by either party, if the other party becomes insolvent or a trustee or receiver of the party's business or assets is appointed by any court; or

              10.2.4 by either party, if the other party shall make an assignment for the benefit of creditors; or

              10.2.5 by either party, if reasonable grounds for insecurity arise with respect to the other party's performance and the party fails to provide adequate and satisfactory assurance, documented in writing, within five (5) business days of a written request therefor.

         10.3 Survival. Sections 1, 7, 8, 10.3, 11, 12 and 13 shall survive any expiration or termination of this Agreement.

11.      RELATIONSHIP AND CONSULTANT'S OBLIGATIONS.

         11.1 Relationship. Consultant and Consultant's Employees and Associates are not, and shall not be deemed to be employees, directors, agents, partners, owners or joint venturers of Company for any purpose whatsoever, but shall act as independent contractors, and nothing contained herein shall be construed to be inconsistent with this relationship. Consultant and Consultant's Employees and Associates shall not have and shall not be deemed to have any interest whatsoever in any tangible or intangible property belonging to Company, including, without limitation, any software, trademarks, tradenames, servicemarks, logos, or intellectual property or any data or other real or personal property of Company.

         11.2 Consultant's Obligation. Consultant shall be solely responsible for all health, medical, life, travel, accident and other insurance and benefits for Consultant or any of Consultant's Employees and Associates and Company shall not have any responsibility or liability therefor.

12. INDEMNIFICATION. Consultant agrees to indemnify, defend and hold harmless Company from all claims, liability, damages or expenses, including reasonable attorneys' fees and costs incurred in defending against same arising from (i) its failure to perform any of its obligations under this Agreement, or
(ii) any act or omission of Consultant or any of Consultant's Employees and Associates, excluding only those claims, liability, damages or expenses to the extent they are caused by the gross negligence or wilful misconduct of Company, its agents or employees.

13.      MISCELLANEOUS.

         13.1 Assignment. This Agreement is to be performed solely by Consultant. Consultant may not, without the prior written consent of Company, assign, market, license, sell, lease, rent, transfer, hypothecate, franchise, mortgage, joint venture, distribute, encumber, convert or in any other way convey Consultant's rights, duties or obligations under this Agreement either in whole or in part.

         13.2 Entire Agreement. This Agreement and the At-Will Employment Agreement between the parties constitute the entire agreement between Company and Consultant relating to the subject matter hereof. All prior or contemporaneous agreements, proposals, understandings and communications between or involving Company and Consultant, whether oral or written are void and are replaced in their entirety by this Agreement. This Agreement may be amended only in a writing that has been executed by Consultant and a duly authorized officer of Company and shall not be amended or deemed amended by subsequent conduct of either party or any course of dealings between the parties. The parties agree that (i) there shall be no oral agreements between the parties, whether or not related to this Agreement or the subject matter hereof, and whether or not allegedly entered into prior, during or subsequent to the Term; and (ii) in order for any agreement to be effective between the parties, whether prior, during or subsequent to the Term, it shall be set forth in writing and executed by duly authorized representatives of the parties.

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         13.3 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, including without limitation, those relating to conflict of laws. Any lawsuit or action brought by any of the parties hereto, shall be filed and adjudicated in San Mateo County, California.

         13.4 Attorney's Fees. If litigation occurs between the parties arising under or related to this Agreement, whether sounding in tort, contract or otherwise, the prevailing party shall be entitled to its reasonable attorneys' fees, expert witness fees and costs of suit. The prevailing party will be determined by the court based upon an assessment of which party's major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on significant disputed issues addressed in the court's decision.

         13.5 Notices. All other communications required or permitted to be made under this Agreement shall be in writing and either shall be delivered personally or sent by United States Postal Service certified or registered mail, postage prepaid and return receipt requested, to the address or addresses set forth below, or to such other address or addresses as a party may notify another party pursuant to this Section. Any such communication shall be deemed to be properly given (i) if delivered personally, upon written acknowledgment of receipt after delivery to the address specified; or (ii) if posted, the earlier of the actual date of delivery, as set forth in the return receipt, or three (3) business days from the date posted pursuant to the foregoing. The address for each party is as follows:

                        To Company:

                                     National Insurance Group
                                     395 Oyster Point Boulevard
                                     Suite 500
                                     South San Francisco, California  94080
                                     Attention: Chief Executive Officer

                        To Consultant:

                                     John R. Gaulding
                                     115 Margarita Drive
                                     San Rafael, CA 94901

         13.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns, and any corporate successors by a merger, consolidation or other corporate reorganization without limitation. Nothing contained in this Section
13.6 shall be construed to delete, modify or amend Section 13.1 of this Agreement.

         13.7 Further Actions. The parties hereto agree, for themselves and for their successors or assigns, to execute any instrument and to perform any act which may be necessary to carry out the purpose of this Agreement.

         13.8 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing in this Agreement shall confer any rights upon any person or entity, which is not a party to this Agreement.

         13.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.10 No Waiver. No failure, delay or omission of or by any party in exercising any right, power or remedy upon any breach or default of any other party shall impair any such right, power or remedy of the party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in or to any such breach or default, or a waiver of or acquiescence in any similar breach or default. Nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character

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on the part of any party of any provision of this Agreement must be in writing and be executed by all the parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.

         13.11 Construction. The captions to this Agreement and its sections, subsections, tables and exhibits are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on or broadening of the scope of this Agreement or any section, subsection table or exhibit. This Agreement shall be construed as if each party hereto was its author and each party hereby adopts the language of this Agreement as if it were his, her or its own. If there is a conflict or inconsistency between the terms of this Agreement and any exhibit attached hereto, the terms of this Agreement shall govern.

         13.12 Authority. Consultant warrants that he has sufficient authority to execute this Agreement and perform hereunder, that his execution of this Agreement will not constitute a breach of any other agreement or license to which he is a party, or a violation of any authority granted to him; and that when this Agreement is signed by Consultant, it will be enforceable against him in accordance with its terms.

         13.13 Impairment. Any provision or part of this Agreement which shall prove to be invalid, void or illegal, shall in no way affect, impair or invalidate any of the other provisions and parts hereof which shall remain in full force and effect.

         13.14 No Enforcement. During and after the Term, Company may, but is not obligated to enforce or not enforce any terms or conditions of this Agreement or any other agreement relating hereto.

         13.15 Compliance with Law. Consultant warrants that it will comply with all federal state, and local laws, ordinances, rules, and regulations, including, without limitation the Fair Labor Standards Act of 1938, as amended, the Equal Employment Opportunity clause prescribed by Executive Order 11246 dated September 24, 1965 as amended, and any rules, regulations or orders issued or promulgated under such Act or Order. Any clause required by any law, ordinance, rule or regulation to be included in an agreement of this type shall be deemed to be incorporated herein.

         13.16 Remedies Cumulative. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to enter into and be bound by the provisions hereof as of the Effective Date.

WITNESS:

By: /s/                              By:  /s/ John R. Gaulding
    ---------------------------           --------------------------------------
                                          John R. Gaulding


                                          NATIONAL INSURANCE GROUP, a California
                                          corporation, for itself and its
                                          current and future subsidiaries
WITNESS:

By: /s/                              By:  /s/ Mel Croner
    ---------------------------           --------------------------------------
                                          Mel Croner
                                          Chief Executive Officer

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